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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): September 8, 2000


                    BURNS INTERNATIONAL SERVICES CORPORATION
               (Exact Name of Registrant as Specified in Charter)



         Delaware                         1-5529                  13-3408028
----------------------------           ------------               ----------
(State or Other Jurisdiction           (Commission              (IRS Employer
       of Incorporation)               File Number)           Identification No)



               200 S. Michigan Avenue
                  Chicago, Illinois                            60604
      ----------------------------------------                 -----
      (Address of Principal Executive Offices)               (Zip Code)



       Registrant's telephone number, including area code: (312) 322-8500




          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)
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Item 1.  Changes in Control of Registrant

     On September 2, 2000 Securitas AB, a joint stock company organized under the laws of Sweden ("Securitas"), announced that Securitas Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Securitas ("Purchaser"), had completed its previously announced tender offer (the "Offer") for all of the issued and outstanding shares of common stock, par value $0.01 per share (the "Company Common Stock"), including the associated rights to purchase Series A Participating Cumulative Preferred Stock (together with the Company Common Stock, the "Shares"), of Burns International Services Corporation, a Delaware corporation (the "Company"), at a purchase price of $21.50 per Share (the "Per Share Amount"), net to seller in cash, without interest. The Offer was made pursuant to an Agreement and Plan of Merger, dated as of August 3, 2000, by and between the Company, Securitas and Purchaser (the "Merger Agreement"). At 12:00 Midnight, New York City time, on Friday, September 1, 2000, the Offer expired. As of the expiration of the Offer and based on a preliminary count, 20,139,508 Shares, representing approximately 97.0% of the outstanding Shares, had been validly tendered and not withdrawn pursuant to the Offer (including 327,744 Shares tendered by means of guaranteed delivery). Purchaser accepted for payment and notified the Depositary to promptly pay for the tendered and accepted Shares, in accordance with the Offer.

     In addition, Section 1.3 of the Merger Agreement provides that upon the purchase by Purchaser of any Shares pursuant to the Offer, Securitas is entitled to designate such number of directors of good repute, rounded up to the nearest whole number, on the Board of Directors of the Company (the "Board") as will give Securitas representation on the Board equal to at least that number of directors which equals the product of the total number of currently serving directors on the Board multiplied by the percentage that the aggregate number of Shares beneficially owned by Securitas or any of its affiliates bears to the number of Shares outstanding. Upon consummation of the Merger (as defined below), the following directors of the Company each resigned as a member of the
Board: James J. Burke, Jr.; John A. Edwardson; Albert J. Fitzgibbons III; Arthur
F. Golden; Dale W. Lang; Terry L. Lengfelder; Robert A. McCabe; Andrew McNally IV; Alexis P. Michas; and S. Jay Stewart. Upon the Merger becoming effective, the number of directors of the surviving corporation was reduced to two (2) and Laura J. Cerar and Don W. Walker became the only directors of the Company.

     On September 8, 2000, pursuant to the Merger Agreement, Purchaser merged with and into the Company, with the Company surviving as an indirect wholly owned subsidiary of Securitas (the "Merger"). The approval of the holders of the Shares was not required to effect the Merger pursuant to the applicable provisions of the Delaware General Corporation Law. The Shares issued and outstanding immediately prior to the effective time of the Merger and not otherwise acquired pursuant to the Offer were converted, subject to any appraisal rights, into the right to receive $21.50 per Share, net to the holder in cash, without interest.

     The preceding is qualified by reference to the Merger Agreement, which has been filed as an exhibit hereto and incorporated herein by reference.

     The Company had been informed that financing for the Offer was provided through multicurrency revolving credit loans pursuant to an $800 million unsecured revolving credit facility provided by Deutsche Bank AG, as Arranger, Deutsche Bank Luxemborg S.A., as Facility Agent, and other financial institutions party thereto.

                                       2
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     Additional information regarding the Offer and the Merger is included in the Schedule TO filed by Securitas and Purchaser, and the Company's Solicitation/Recommendation Statement on Schedule 14D-9, both of which were filed with the SEC on August 7, 2000 and provided to the Company's stockholders.

     A copy of the press release of Securitas announcing the consummation of the Offer is attached hereto as an exhibit and is incorporated herein by reference.

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Item 7.  Exhibits.


Exhibit No.                        Description
-----------                        -----------

     2.1 Agreement and Plan of Merger, dated as of August 3, 2000, by and between the Company, Securitas and Purchaser.*

    99.2      Press Release issued by Securitas, dated September 2, 2000.


------------------------
* Incorporated herein by reference to Exhibit 2.1 to the Company's Form 8-K filed on August 3, 2000.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            BURNS INTERNATIONAL SERVICES
                                            CORPORATION


Date:  September 15, 2000                   By:  /s/ Frederick W. London
                                               ---------------------------------

                                            Name:  Frederick W. London

                                            Title:  Corporate Secretary

                                       5
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                                  EXHIBIT INDEX



Exhibit No.                        Description
-----------                        -----------

     2.1 Agreement and Plan of Merger, dated as of August 3, 2000, by and among the Company, Securitas and Purchaser.*

    99.2     Press Release issued by Securitas, dated September 2, 2000.


-----------------
*    Filed as Exhibit 2.1 to the Company's Form 8-K filed on August 3, 2000.

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